Exhibit 10.14

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[USAID FROM THE AMERICAN PEOPLE LOGO]

October 11, 2012

Eric Rey, President and CEO

Arcadia Biosciences, Inc.

202 Cousteau Place, Suite 105

Davis, CA 95618

Phone No. 530-750-7173

Subject: Cooperative Agreement No. AID-OAA-A-13-00001, Development of Heat Tolerant Wheat for South Asia

Dear Mr. Rey:

Pursuant to the authority contained in the Foreign Assistance Act of 1961, as amended, the U.S. Agency for International Development (USAID) hereby awards to ARCADIA BIOSCIENCES, INC., hereinafter referred to as the “Recipient”, the sum of $3,829,228.00 to provide support for a program in Development of Heat Tolerant Wheat for South Asia as described in the Schedule of this award and in Attachment B, entitled “Program Description.”

This Cooperative Agreement is effective and obligation is made as of the date of this letter and shall apply to expenditures made by the Recipient in furtherance of program objectives during the period beginning with the effective date 10/12/2012 and ending 09/30/2017. USAID will not be liable for reimbursing the Recipient for any costs in excess of the obligated amount.

This Cooperative Agreement is made to the Recipient to ARCADIA BIOSCIENCES, INC., on condition that the funds will be administered in accordance with the terms and conditions as set forth in Attachment A (the Schedule), Attachment B (the Program Description), and Attachment C (the Standard Provisions), all of which have been agreed to by your organization.

Please sign this letter to acknowledge your receipt of the Cooperative Agreement, and return it to the Agreement Officer.

Sincerely yours,

Agreement Officer

Attachments:

A.              Schedule

B.              Program Description

C.              Standard Provisions

D.              Branding Strategy and Marking Plan

ACKNOWLEDGED:

BY:	/s/
TITLE:
DATE:

A. GENERAL

1. USAID Amount Obligated this Action: $1,146,172.00

2. Total Estimated Program Amount:                         $12,464,040.00

3. Total Estimated USAID Amount:                                $3,829,228.00

4. Leverage Funding (Non-Federal):                                  $8,634,812.00

5. Total Obligated USAID Amount:                                   $1,146,172.00

6. Activity Title: Development of Heat Tolerant Wheat for South Asia

7. USAID Technical Office: BFS

8. Tax I.D. Number: 81-0571538

9. DUNS No.: 135964760

10. LOC Number: HHS-C4625P1

B. SPECIFIC

GLAAS REQUEST: REQ-BFS-13-000001

BBFY	2012
EBFY	2013
Fund	DV-GFSI
Operating Unit (OP)	BFS/ARP
Program Area	A18
Distribution Code	BFS-APF
Program Element	A074
Program Sub-Element	None
Team/Division	None
BGA	997
Sob-Object Code SOC	4100302
Obligated Amount	$1,146,172.00

C. PAYMENT OFFICE

U.S. Agency for International Development (USAID)

M/CFO/CMP

loc@usaid.gov

1300 Pennsylvania Ave., NW

SA-44

Washington, DC 20523

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT A - SCHEDULE

A.1             PURPOSE OF AWARD

The purpose of this Cooperative Agreement is to provide support for the program described in Attachment B to this Cooperative Agreement entitled “Program Description.”

A.2             PERIOD OF AWARD

1.            The effective date of this Award is October 12, 2012. The estimated completion date of this Award is September 30, 2017, as indicated in the Budget in A.4 below.

2.            Funds obligated hereunder are available for program expenditures from the effective date of the Award through September 30, 2013

A.3             AMOUNT OF AWARD AND PAYMENT

1.       The total estimated amount of this Agreement for the period shown in A.2.1 above is $3,829,228.00 as shown in the Budget below.

2.       USAID hereby obligates the amount of $1,146,172.00 (U.S. Dollars) for program expenditures during the period set forth in A.2.2 above. The Recipient will be given written notice by the Agreement Officer if additional funds will be added. USAID is not obligated to reimburse the Grantee for the expenditure of amounts in excess of the total obligated amount.

3.       Payment will be made to the Recipient by Letter of Credit in accordance with procedures set forth in 22 CFR 226

A.4             AWARD BUDGET

The following is the Agreement Budget, including local cost financing items, if authorized. Revisions to this budget shall be made in accordance with 22 CFR 226.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

BUDGET

	Year 1	Year 2	Year 3	Year 4	Year 5
	(10/12/12-	(10/01/13	(10/01/14-	(10/01/15-	(10/01/16-
	09/30/13	09/30/14	09/30/15	09/30/16	09/30/17	Estimated
Cost Element	(in $US)	(in $US)	(in $US)	(in $US)	(in $US)	Total
Personnel	138,426.00	49,093.00	62,710.00	68,506.00	32,126.00	350,861.00
Fringe Benefits	38,759.00	13,746.00	17,559.00	19,182.00	8,995.00	98,241.00
Travel	2,600.00	—	2,600.00	—	2,600.00	7,800.00
Equipment	—	—	—	—	—	—
Supplies	119,417.00	16,250.00	26,333.00	34,000.00	4,000.00	200,000.00
Subaward	566,144.00	307,297.00	322,844.00	338,393.00	353,945.00	1,888,623.00
Green House	25,458.00	209,084.00	118,083.00	19,500.00	—	372,125.00
Field Costs	—	—	—	—	—	—
Total Direct Costs	890,804.00	595,470.00	550,129.00	479,581.00	401,666.00	2,917,650.00
Indirect Charges	255,368.00	233,406.00	196,162.00	142,532.00	84,110.00	911,578.00
Total	1,146,172.00	828,876.00	746,291.00	622,113.00	485,776.00	3,829,228.00

Total USAID:	$ 3,829,228.00
Total Leverage:	$ 8,634,812.00
Grand Total Program:	$ 12,464,040.00

A.5                   REPORTING AND EVALUATION

A.                Financial Reporting

The Recipient shall submit an original and one copy. Financial Reports shall be in keeping with 22 CFR 226.52.

The recipient shall list each country included in the program and the total amount expended for each country under the award for the reporting period in the “Remarks” block on the Federal Financial Form (SF-425), or on a separate sheet of paper. Financial Reports will be required on a quarterly basis. The recipient shall submit these forms in the following manner:

For recipients without a letter of credit:

The Recipient must submit one electronic original to the Agreement Officer’s Representative (AOR) with one copy to the Agreement Officer of Standard Form 425 (SF-425) on a quarterly basis.

For recipients with a letter of credit:

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(1) The recipient must submit the Federal Financial Form (SF-425) on a quarterly basis via electronic format to the U.S. Department of Health and Human Services (http://www.dpm.psc.gov). The recipient must submit a copy of the FFR at the same time to the Agreement Officer and the Agreement Officer’s Technical Representative (AOR).

(2) The recipient must submit the original and two copies of all final financial reports to USAID/Washington, M/CFO/CMP/LOC Unit, the Agreement Officer, and the AOR. The recipient must submit an electronic version of the final Federal Financial Form (SF-425) to U.S. Department of Health and Human Services in accordance with paragraph (1) above.

Electronic copies of the SF-425 can be found at:

http://www.whitehouse.gov/omb/grants/standard_forms/ff_report.pdf and http://www.forms.gov/bgfPortal/docDetails.do?dId=15149.

Line item instructions for completing the SF-425 can be found at:

http://www.whitehouse.gov/omb/grants/standard_forms/ffr_instructions.pdf.

4.                   Reporting on Foreign Taxes shall be in accordance with Attachment C, Required as Applicable Standard Provision II, RAA12, REPORTING HOST GOVERNMENT TAXES (JUNE 2012).

B.        Monitoring and Reporting Program Performance

1.              Reporting Requirements for the Cooperative Agreement:

a.              Semiannual Reports: The Recipient shall submit electronically a copy of a Semiannual Performance Report to the AOR. The Performance Reports must detail progress made against agreed-upon performance indicators. It should present the information contained in 22 CFR 226.51(d). and a detailed accounting of leverage contributions including whether the contribution was cash or in-kind, and if in-kind, provide a description of the contribution, the estimated value, and the basis for determining the estimated value. The AOR will provide guidance on data required in the semiannual reports to meet specific reporting requirements for the Feed the Future initiative.

b.              Final Report: The Final Performance Report must present the information described in Section (2)B.1.a. for the duration of the award. The Final Performance Report will replace the last Semiannual Performance Report and must also specifically include an executive summary, an overall description of the Recipient’s activities, accomplishments and attainment of results and impact against agreed-upon indicators, by country of engagement, an assessment of progress made toward accomplishing the objectives and expected results, and conclusions and lessons learned, including identification of future challenges and opportunities for replicating similar programs. The Final Performance Report should detail all deliverables produced by the Program and must also include a Final Fiscal Report that describes how funds were used. The Recipient may be required to provide a cost benefit analysis as part of the Final Performance Report to determine the cost of impacts achieved using a methodology to be determined in consultation with the AOR.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

c.               All Reports and deliverables should be provided to the AOTR in a format to be agreed upon with AOR.

2.              Annual Work Plans: The Annual Work Plan shall be submitted in a format and on a time schedule agreed to between the AOR and the Recipient.

C. Submission of Performance Reports and Other Deliverables

The Recipient shall submit an electronic copy to the Washington AOR and to the Agreement Officer, and one electronic copy of the final report to the Development Experience Clearinghouse (DEC). Documents submitted to the DEC should be sent in original format via email to:

E-mail (the preferred means of submission):

docsubmit@dec.cdie.org

Please reference web site http://www.dec.org/submit_doc.cfm or contact one of the following concerning any questions your organization may have on the reporting requirements:

Development Experience Clearinghouse

E-mail: docsubmit@dec.cdie.org

Phone: (301) 562-0641

USAID/PPC/DEI

Phone (202) 712-4696

A.6              NEGOTIATED INDIRECT COST RATES - ADVANCE UNDERSTANDING ON CEILING INDIRECT COST RATES AND FINAL REIMBURSEMENT FOR INDIRECT COSTS

Pending establishment of revised or final indirect cost rates, allowable indirect costs shall be reimbursed on the basis of the following negotiated provisional or predetermined rates and the appropriate bases:

(1) Reimbursement for allowable indirect costs shall be at final negotiated rates but not in excess of the following ceiling rates:

Description	Rate	Base	Type	Period
G&A	52.5%	(1/)	(1/)	(1/)
G&A	65%	(2/)	(2/)	(2/)

*G&A on subawards is limited to 15% for the entire Agreement period, including any extension(s) thereof.

(1/)Base of application: Total direct costs incurred excluding G&A expenses Type of Rate: Ceiling

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Period: From the Agreement effective date through 09/30/2013.

(2/)Base of application: Total direct costs incurred excluding G&A expenses

Type of Rate: Ceiling

Period: From 10/01/2013 — 09/30/2017, including any extensions thereof.

(2) The Awardee is required to provide written notification to the indirect cost negotiator prior to implementing any changes which could affect the applicability of the approved rates. Any changes in accounting practice to include changes in the method of charging a particular type of cost as direct or indirect and changes in the indirect cost allocation base or allocation methodology require the prior approval of the Office of Overhead, Special Cost and Closeout (OCC). Failure to obtain such prior written approval may result in cost disallowance.

(3) The Government shall not be obligated to pay any additional amount on account of indirect costs above the ceiling rates established in the Agreement. If the final indirect cost rates are less than the negotiated ceiling rates, the negotiated rates will be reduced to conform to the lower rates.

(4) This understanding shall not change any monetary ceiling, obligation, cost limitation, or obligation established in the Agreement.

A.7             TITLE TO PROPERTY

Title to property will vest with the recipient, subject to the conditions in 22 CFR 226.34.

A.8             AUTHORIZED GEOGRAPHIC CODE

The authorized geographic code for procurement of goods and services under this award is 937.

A.9             RESOURCE LEVERAGING

The Recipient agrees to expend an amount not less than $8,634,812.00 of the total activity cost of $12,464,040.00. Resource leveraging refers to the portion of project or program costs not borne by the Federal Government. USAID shall have the ability to revise or withdraw from the Alliance agreement when contributions are not forthcoming as originally proposed in this Agreement.

A.10 SUBSTANTIAL INVOLVEMENT

As delegated by the Agreement Officer, the substantial involvement of the AOR during the administration of the Cooperative Agreement will be limited to:

a)             Approval of the Detailed Implementation Plan (DIP), submitted to USAID/BFS/ARP, and any subsequent revisions. BFS/ARP staff and technical specialists will review the DIP and meet with the recipient to discuss strengths and weaknesses. The DIP will provide a plan for the program, including plans for baseline and final surveys and collection of required indicators.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Substantial changes resulting in any revisions to specific activities, locations, beneficiary population, international training costs, international travel, indirect cost elements, or the procurement plan may require a formal modification to the Agreement by the Agreement Officer. The approved DIP will supplement the initial Program Description in the Agreement and form part of the official documentation.

b)             Approval of key personnel, which include principle scientific leaders representing Arcadia Biosciences, CIMMYT and NBPGR.

c)              USAID involvement in monitoring progress toward the achievement of program objectives during the performance of this Agreement, include written guidelines for the contents of annual reports, and mid-term and final evaluations in accordance with 22 CFR 226.51

d)             Agency and Recipient Collaboration of Joint Participation.

a.              USAID concurrence on the substantive provisions of the subawards.

b.              Approval of the recipient’s monitoring and evaluation plans.

c.               Agency monitoring to permit specified kinds of direction or redirection because of interrelationships with other projects.

Note:                  Any changes to the Program Description or the approved budget may only be approved by the Agreement Officer after review by the AOR.

A.11           PROGRAM INCOME

The Recipient shall account for Program Income in accordance with 22 CFR 226.24. Program Income earned under this award shall be added to the project.

A.12           SPECIAL PROVISIONS

A.12 .1 ENVIRONMENTAL PROVISIONS

A. Statutory and Regulatory Requirements

1.        The Foreign Assistance Act of 1961, as amended, Section 117 requires that the impact of USAID’s activities on the environment be considered and that USAID include environmental sustainability as a central consideration in designing and carrying out its development programs. This mandate is codified in Federal Regulations (22 CFR 216) and in USAID’s Automated Directives System (ADS) Parts 201.5.10g and 204 (http://www.usaid.gov/policy/ADS/200/), which, in part, require that the potential environmental impacts of USAID-financed activities are identified prior to a final decision to proceed and that appropriate environmental safeguards are adopted for all activities. Recipient environmental compliance obligations under these regulations and procedures are specified in the following paragraphs of this cooperative agreement.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2. In addition, recipient must comply with host country environmental regulations unless otherwise directed in writing by USAID. In case of conflict between host country and USAID regulations, the latter shall govern.

3. No activity funded under this cooperative agreement will be implemented unless an environmental threshold determination, as defined by 22 CFR 216, has been reached for that activity, as documented in a Request for Categorical Exclusion (RCE), Initial Environmental Examination (IEE), or Environmental Assessment (EA) duly signed by the Bureau Environmental Officer (BEO). (Hereinafter, such documents are described as “approved Regulation 216 environmental documentation.”)

B.      Program Activities

1.                      As part of its initial Work Plan, and all Annual Work Plans thereafter, the recipient, in collaboration with the USAID Agreement Officer’s Technical Representative (AOTR) and Mission Environmental Officer or Bureau Environmental Officer, as appropriate, shall review all ongoing and planned activities under this cooperative agreement to determine if they are within the scope of the approved Regulation 216 environmental documentation.

2.                      If the recipient plans any new activities outside the scope of the approved Regulation 216 environmental documentation, it shall prepare an amendment to the documentation for USAID review and approval. No such new activities shall be undertaken prior to receiving written USAID approval of environmental documentation amendments.

3.                      Any ongoing activities found to be outside the scope of the approved Regulation 216 environmental documentation shall be halted until an amendment to the documentation is submitted and written approval is received from USAID.

C.      Mitigation and Monitoring Plan

1.                      Unless the approved Regulation 216 documentation contains a complete environmental mitigation and monitoring plan (EMMP) or a project mitigation and monitoring (M&M) plan, the recipient shall prepare an EMMP or M&M Plan describing how the recipient will, in specific terms, implement all IEE and/or EA conditions that apply to proposed project activities within the scope of the award. The EMMP or M&M Plan shall include monitoring the implementation of the conditions and their effectiveness.

2.                      Integrate a completed EMMP or M&M Plan into the initial work plan.

3.                      Integrate an EMMP or M&M Plan into subsequent Annual Work Plans, making any necessary adjustments to activity implementation in order to minimize adverse impacts to the environment.

A.12.2            NON-FEDERAL AUDITS

In accordance with 22 C.F.R. Part 226.26 Recipients and subrecipients are subject to the audit

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

requirements contained in the Single Audit Act Amendments of 1996 (31 U.S.C. 7501—7507) and revised OMB Circular A—133, “Audits of States, Local Governments, and Non-Profit Organizations.” Recipients and subrecipients must use an independent, non-Federal auditor or audit organization which meets the general standards specified in generally accepted government auditing standards (GAGAS) to fulfill these requirements.

A.12.3             BRANDING AND MARKING REQUIREMENTS

All USAID-sponsored assistance awards are required to adhere to branding policies and marking Requirements for grants and cooperative agreements in accordance with AAPD 05-11(http://www.usaid.gov/business/business_opportunities/cib/pdf/aapd05_11.pdf), 22 CFR 226.91, and ADS 320 (http://www.usaid.gov/policy/ads/300/320.pdf). This includes visibly displaying the USAID Standard Graphic Identity that clearly communicates assistance is, “From the American people” on all programs, projects, activities, publications, public communications, and commodities provided or supported through USAID assistance awards. AAPD 05-11 requires that, after the evaluation of the applications, the USAID Agreement Officer will request the Apparently Successful Applicant to submit a Branding Strategy that describes how the program, project, or activity is named and positioned, how it is promoted and communicated to beneficiaries and cooperating country citizens, and identifies all donors and explains how they will be acknowledged.

Branding Strategy and Marking Plan: The Recipient’s Branding Strategy and Marking Plan in Attachment D is hereby incorporated into this Award.

-END OF SCHEDULE-

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT B - PROGRAM DESCRIPTION

Development of Heat Tolerant Wheat for South Asia

EXECUTIVE SUMMARY

Among major staple crops, global wheat yields may be the hardest hit according to a number of climate change models. And while wheat is the most drought-adapted of major crops, improving heat adaptation would make wheat a climate resilient staple. An estimated 1.2 billion poor people—the majority of whom live in South Asia—depend on wheat. The International Food Policy Research Institute estimates that wheat yields in South Asia could decline as much as 50% by 2050 and recent research in India suggests that most crop models have underestimated the impact of extreme heat by as much as 50%.

Development of more heat tolerant varieties of wheat aligns Arcadia’s business interests and those of USAID and CIMMYT in poverty reduction and food security. Arcadia has significant commercial partnerships and investments focused on developing new technologies in wheat for global markets. CIMMYT is the leader in wheat germplasm improvement for developing countries. This alliance will bring the technical resources and expertise of both organizations together, spurring technological innovation to address a significant global challenge.

Only modest genetic gains in yield in heat stressed environments have been achieved to date, but work in wheat and other cereals points clearly to genetic diversity in the heat sensitivity of starch synthesis, membrane thermostability, and photosynthesis. We will target these metabolic constraints by pyramiding natural genetic diversity identified at CIMMYT and India’s National Bureau of Plant Genetic Resources with induced genetic diversity in starch synthesis developed at Arcadia in order to improve wheat heat adaptation in a fundamental way.

CIMMYT has already pioneered a number of high throughput phenotyping methodologies for stress adaptive traits and applied them successfully in breeding and QTL discovery. In this project, membrane thermostability and chlorophyll fluorescence will be used specifically to expand the screening of diverse germplasm for hot environments. The project will capitalize on two major genetic resource screening efforts already underway; namely the World Wheat Collection at CIMMYT and the Indian Wheat Collection from the National Bureau of Plant Genetic Resources (NBPGR). Sources of heat tolerance arising from these screens will be used to initiate breeding for climate-ready wheat by pyramiding the new traits into the best available germplasm. In addition, we will use a reverse genetics approach to identify the genetic basis of these two key heat tolerance traits and obtain new induced alleles. CIMMYT and NBPGR materials will be screened at the DNA level at Arcadia by TILLING candidate genes that affect membrane function and thermotolerance.

Another major impact of heat directly linked to yield loss is the shortening of the grain-filling period, which is characterized by a rapid increase in starch accumulation. Heat stress during grain filling reduces starch accumulation as much as 58% by reducing the expression of multiple enzymes involved in starch biosynthesis. Arcadia will aim to counteract this effect—the

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

regulated reduction of sink strength under heat stress—by increasing the expression and stability of enzymes in the starch synthesis pathway of reproductive tissues through both TILLING and transgenic approaches.

By the end of this five-year program, partners will have identified and confirmed, through extensive phenotyping, a set of elite genetic resources with respect to novel heat tolerance mechanisms and will have established a climate-ready wheat breeding pipeline with the first products in preliminary yield trials. Following the grant period, we anticipate additional trials in more locations and on combinations of these new technologies to determine optimal levels of heat tolerance in diverse geographies. Arcadia will develop the protein safety data package that would be required in common across global markets for any transgenic traits and make this available to CIMMYT.

Commercialization of new heat tolerant wheat technologies will then occur in parallel by both CIMMYT and its national partners, and by Arcadia Biosciences and its commercial partners. Reflecting the value of USAID’s public investment and CIMMYT’s co-development, Arcadia will provide CIMMYT rights in developing countries to new heat tolerant wheat technologies that may be derived from Arcadia intellectual property. Thus, CIMMYT will take forward new breeding products that arise from its germplasm screens as well as any TILLING and transgenic technologies that arise from Arcadia’s effort. CIMMYT will make these available to national programs to introgress into locally adapted varieties. In parallel, Arcadia will pursue commercial opportunities globally for new TILLING and transgenic technologies. Arcadia will retain exclusive commercial rights to any of its own intellectual property in developed countries.

DETAILED PROGRAM DESCRIPTION

Here we propose a program of collaborative research to develop new heat tolerant wheat lines. We will apply several technical strategies that address physiological processes known to be affected by heat stress in wheat. CIMMYT and Arcadia bring complementary technical resources to this effort. This combination will increase the likelihood of a significant breakthrough over each organization working alone.

As a partner in this program, USAID plays a critical role in facilitating this alliance. The Agency will provide resources to enable CIMMYT and NBPGR to expand their efforts in germplasm screening and to conduct field tests of novel lines coming from Arcadia. USAID support will entice Arcadia to expand exploratory research on this target trait in wheat. In exchange, this program will leverage Arcadia’s investment during and beyond the life of the grant and provide public sector access to intellectual property in the commercially valuable wheat market of South Asia.

GOAL AND OBJECTIVE

The goal of this collaboration is to increase the incomes of farmers by developing new varieties of wheat that have higher yields under average and heat stressed conditions. The target is to add value to farmers both in advanced economies such as North America and Europe as well as

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

to small farmers in developing countries, thus leveraging both commercial and development investment.

By the end of the proposed five-year grant, Arcadia and CIMMYT expect to develop and conduct field trials of new wheat lines with the potential for increased yield. Following this initial demonstration of efficacy, Arcadia will continue commercial investment and development of technologies in collaboration with its global seed company partners and provide technical support to CIMMYT as needed. Through the Borlaug Institute for South Asia and programs such as the Cereal Systems Initiative for South Asia, CIMMYT will also take technologies forward in developing countries through its partnerships with national programs.

If the technical strategies are successful, similar TILLING and transgenic approaches could be applied to rice, the largest global staple, which, as wheat, experiences negative yield impacts by heat stress during grain-filling.

BACKGROUND

Among major staple crops, global wheat yields may be the hardest hit according to a number of climate change models. And while wheat is the most drought-adapted of major crops, improving heat adaptation would make wheat a climate resilient staple. Developing countries are both significant producers and importers of wheat. An estimated 1.2 billion poor people—the majority of whom live in South Asia—depend on wheat. As much as 80% of wheat in the developing world is produced and consumed in the same country (Ortiz et al., 2008). At the same time, wheat accounts for 43% of food imports in developing countries, underscoring the importance of global wheat trade to food security. Demand for wheat is projected to increase by 60% by 2050 in developing countries. As we saw with the global food price crisis in 2008, poor yields in major wheat exporting countries such as Australia can have a significant impact on global prices and disproportionately harmful impact on the poor.

Wheat has been shown to lose 3—4% of yield per °C above the optimum daytime temperature of 15°C (Wardlaw et al., 1989). Since the 1980s, global wheat productivity is estimated to have been reduced by as much as 5% (Lobell et al., 2011) due to increasing temperature, and wheat yields in South Asia could decline as much as 50% by 2050 (IFPRI, 2009). Recent research in India suggests that most crop models have underestimated the impact of extreme heat by as much as 50% (Lobell et al., 2012).

Development of more heat tolerant varieties of wheat aligns Arcadia’s business interests and those of USAID and CIMMYT in poverty reduction and food security. Arcadia has significant commercial partnerships and investments focused on developing new technologies in wheat for global markets. CIMMYT is the leader in wheat germplasm improvement for developing countries. Through combined public investment and co-development, this partnership will expand and accelerate progress on delivering significant advances in heat tolerance. CIMMYT will gain the rights in developing countries to heat tolerant wheat innovations developed by the private sector partner, including the valuable South Asian market.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

PARTNERS AND THEIR RESOURCES

To this collaborative effort, Arcadia will bring commercial product development expertise, technical resources for generation of transgenic wheat lines, a world-class wheat TILLING germplasm resource, expertise in identification of novel alleles through TILLING, and concepts for TILLING and transgenic targets for heat tolerance. Critically, Arcadia will also bring commercial investment to this partnership both during the life of the grant and through investment in the regulatory package for any transgenic technologies that arise from this collaboration. Arcadia will share this regulatory data and collaborate with CIMMYT in taking products forward in developing countries. In exchange for USAID support and CIMMYT’s technical assistance, Arcadia will provide CIMMYT with commercial rights in developing countries to technologies developed by Arcadia under this project. The estimated value of Arcadia investment in this project is over [...*...] in cash investment. Arcadia will commit to leverage several additional investments: regulatory data for one new transgenic product—estimated at [...*...] a proprietary wheat TILLING resource with an estimated value of [...*...] and an estimated [...*...] in revenue from our intellectual property rights in providing CIMMYT with rights to commercialize Arcadia technologies that arise from this program in the major wheat markets of South Asia (India is the global leader in wheat acreage).

CIMMYT will bring several major benefits to this collaboration including: (1) Access to ~80,000 accessions of wheat genetic resources housed in the World Wheat Collection in Mexico that are currently being pre-screened for favorable growth characteristics at high temperature; (2) High throughput phenotyping technologies that have been specifically designed for genetic resource screening and large-scale breeding; (3) Expertise in physiological breeding for abiotic stressed environments that has already resulted a new generation of advanced lines based on the pyramiding of stress adaptive traits; and (4) A product delivery and uptake pathway defined by the International Wheat Improvement Network (IWIN) which has a legacy of over 40 years of germplasm sharing and well-documented impacts in terms of productivity gains for impoverished farmers (Evenson and Gollin, 2003)

The NBPGR of India will provide the following key components to this project: (1) Expertise in genetic resource utilization; (2) Access to ~20,000 wheat accessions that will have been pre-screened for favorable growth characteristics at high temperature; (3) Access to field screening locations situated within major wheat breeding target locations representing over 20 million hectares of wheat either experiencing or at risk of the detrimental effects of heat stress; and (4) Analogue sites, or ‘hot-spots’ where selection can be made for future climate scenarios. NBPGR will also reach out to the Directorate of Wheat Research to collaborate in this screening effort in India.

USAID will play several important roles: the provision of funding to defray potential lost revenue to the private sector partner and to stimulate all parties to expand or accelerate their efforts, and the provision of strategic guidance in linking commercial and development objectives. Funding from USAID has been a significant factor in Arcadia’s decision to invest in heat tolerant wheat and to enter into this partnership with CIMMYT. Success from this seed funding will likely lead to very significant further investment by Arcadia and its commercial partners, beyond that

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

estimated here, to further commercially develop these products, in markets that will include South Asia. Public funding has been a key to Arcadia’s ability to forego significant potential revenue in South Asia by allowing CIMMYT freedom to operate in that valuable wheat market. The USAID’s funding will allow CIMMYT to purchase equipment to improve and expand germplasm screening and will allow CIMMYT, Arcadia, and NBPGR to hire additional technicians to increase their levels of effort on heat tolerance. With many years of experience with regulatory policies and partnerships in India, USAID will provide technical advice to the partners in taking any transgenic technologies forward in the target countries.

TECHNICAL APPROACH

Heat stress in wheat growing environments typically occurs either as chronic increased temperature or as extreme heat shock. Chronic temperature stress accelerates development rate and inhibits key metabolic processes. This reduces the size of plant organs and, ultimately, reduces yield. Extreme shocks can trigger premature senescence resulting in potentially drastic and unpredictable yield losses (Wardlaw et al., 1994).

Only modest genetic gains in yield in heat stressed environments have been achieved to date (Lillemo, et al., 2005; Lopes et al., 2012). Our limited understanding of the complex interaction of cellular and molecular mechanisms with whole plant adaptation has restricted breakthroughs in breeding for heat tolerance. [...*...]

CIMMYT’s Wheat Physiology group has pioneered a number of high throughput phenotyping methodologies that have been applied in breeding and gene discovery (Reynolds et al., 2009; Salekdeh et al., 2009). For this project we shall adapt two published methodologies for high throughput screening protocols. [...*...]

Diverse germplasm for screening will come from four different sources:

1)             100 highly promising elite lines [...*...] based on agronomic and physiological characterization of hundreds of [...*...] wheat breeding lines ([...*...]).

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2)             1,000 lines [...*...] selected from large scale screening of ~80,000 accessions of the World Wheat Collection housed at CIMMYT (SeeD).

3)             294 genotypes from the Wheat Association Mapping Initiative (WAMI) panel that have been evaluated by national program collaborators in major wheat growing environments worldwide (Lopes et al., 2012), many of which encompass heat stress (e.g. Bangladesh, India, Mexico, Sudan, Texas).

4)             1,000 lines [...*...] by the NBPRG resulting from a screen of more than 20,000 wheat accessions under the National Initiative on Climate Resilient Agriculture.

NBPGR will analyze the results of the screening (in 2012) of its 20,000 germplasm accessions in order to select the best heat adapted candidates for this project. Approximately 350 of these selected lines will be screened annually for [...*...] for a total of 1,000 lines screened by the end of the project. In addition, screening of the best [...*...] of lines will be repeated in a second cycle [...*...] as well as of the selections made in [...*...] from previous cycles. NPBGR will also send the best [...*...] of lines screened [...*...] for CIMMYT to use in the climate ready wheat crossing program.

Germplasm identified through CIMMYT’s phenotypic screening will be used immediately in breeding (for details see work plan). We will also employ a reverse genetics approach to identify the genetic basis of [...*...] and obtain new induced alleles. CIMMYT materials will be screened at the DNA level at Arcadia by TILLING candidate genes that affect [...*...]

Pioneered by Arcadia scientist Dr. Claire McCallum, TILLING is a non-GM technology that combines advances in molecular biology with functional genomics to accelerate crop improvement (McCallum 2000). TILLING uses mutagenesis to induce novel DNA variation in elite germplasm. TILLING can also be used to screen existing germplasm for diversity in candidate genes associated with a trait of interest, [...*...] in order to link an observed phenotype with a genetic change. [...*...]

TILLING is particularly advantageous for breeding new traits in hexaploid wheat since it often requires genetic homozygosity of three similar genes from each of the A, B and D genomes before a phenotype can be observed. Using TILLING, alterations of each of these genes can be identified separately and then combined through breeding to achieve a new trait not previously available in wheat germplasm. Arcadia’s high-throughput TILLING capacity and wheat experience allows an entire library of [...*...] to be screened for a single gene target [...*...]

In addition to [...*...] a second major impact of heat directly linked to yield loss [...*...]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[...*...]

We will use Arcadia’s high-throughput TILLING population in wheat to [...*...]

Arcadia will identify novel alleles [...*...]

A third target, [...*...]

[...*...]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CIMMYT and Arcadia will conduct field tests of the TILLING and transgenic materials [...*...] in collaboration with the NBPGR. [...*...] CIMMYT will collaborate with the National Bureau of Plant Genetic Resources. In Year 2 and beyond, CIMMYT will conduct breeding work to incorporate heat tolerance sources into the appropriate agronomic backgrounds for deployment in different wheat agro-ecosystems in the developing world, either currently affected, or predicted to be affected, by heat stress.

ANTICIPATED IMPACT AND RESULTS

The impact of a 10% yield gain due to greater heat tolerance in wheat would be $120 per hectare of increased value to South Asian farmers in Bangladesh, Pakistan, Nepal, and India. This will contribute to the Feed the Future Intermediate Result of Improved Agricultural Productivity as measured through increased gross margin per unit of land. No significant changes in management practices or other input costs are anticipated in the use of heat tolerant wheat seed varieties. Thus, these technologies should increase gross margins directly by increasing yields.

When commercialized, the technologies arising from this collaboration will contribute to the number of hectares under improved technologies as a result of USAID assistance. The lines arising from germplasm screens and TILLING would be ready for introgression into local varieties starting [...*...] with commercialization [...*...]. Transgenic materials would need to undergo regulatory approval prior to extensive introgression and thus would be commercialized subsequently.

During the grant period itself, the proposed project will move several technologies through the stages of research and development. It is estimated that at the end of the grant period, we will achieve the following results:

•                  [...*...]

•                  It is estimated all of these will have undergone field testing.

PATHWAY TO COMMERCIALIZATION

As all parties will have non-exclusive rights to commercialize technologies in South Asia, it is expected that there will be parallel commercialization paths. [...*...]

The germplasm from the project will be distributed [...*...] by the International Wheat Improvement Network (IWIN) which has a legacy of over 40 years of germplasm sharing and well documented impacts in terms of productivity gains for impoverished farmers (Evenson and Gollin, 2003). [...*...] the germplasm will be

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

distributed by the National Wheat Program for multi-location yield testing. Following appropriate approval processes, material will be disseminated widely, including to private seed companies, extension services and farmer organizations.

TECHNICAL AND FINANCIAL FEASIBILITY

The technical approach outlines above provides the data supporting this approach, combined with the discussion of the expertise and roles of each partner, addresses the technical feasibility. The cash investment of the private sector partner described above and the budget narrative provide evidence of the financial feasibility.

DURATION AND IMPLEMENTATION TIMELINE

We propose a five-year project. [...*...]

Annex A includes the timeline of major research activities and milestones and below a more detailed discussion.

Activities in Year 1 (October 2012 to September 2013)

Planning

Year 1 will begin with a planning meeting involving all partners leading to the establishment of experimental procedures, work plans, and timelines for the rest of the project. The following issues will be addressed:

[...*...]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[...*...]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[...*...]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[...*...]

SUSTAINABILITY BEYOND LIFE OF GRANT

The value of heat tolerance in wheat in North America, Australia, and Europe will drive Arcadia’s investment to commercialize promising technologies that arise from this grant. [...*...]

Similarly, CIMMYT has the extensive experience and associations with public and private seed channels in South Asia necessary to develop and release new varieties that will arise from this collaboration. The establishment of the Borlaug Institute for South Asia is evidence of CIMMYT’s extensive presence in the target region. As a Public International Organization, and given the alignment with the new Wheat Global Alliance, CIMMYT expects to have additional resources to support the continued development and extension of technologies arising from the proposed grant.

PLANNING MATRIX

The proposed program is a focused effort around research and thus will not require a complex set of indicators of progress and measurement tools. The Implementation Timeline in Annex A above provides a matrix of activities and timelines for reporting progress against the appropriate Feed the Future indicators have been indicated. A discussion of these indicators is also provided in the following section on Monitoring and Evaluation.

MONITORING AND EVALUATION

As outlined in the section on Anticipated Impact and Results, upon commercialization of

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

products from this project, we expect to contribute to the Feed the Future Intermediate Result of Improved Agricultural Productivity. During the grant period, we will report results under the Sub-Intermediate Results 1.2 and 3.

Specifically, under 1.2: Enhanced Technology Development, Dissemination, Management and Innovation, we will have technologies under both Phase I and II. As the project will be developing a number of distinct approaches to heat tolerance, we will define a “technology” as each genetically segregating line selected in germplasm screens, progeny of breeding, each allele identified through TILLING, and each transgene target. We will report the number of technologies in both phases. [...*...]

This project is a public-private partnership and thus will contribute to Intermediate Result 3 in the first year, as measured by the number of public-private partnerships formed. After the grant period when technologies are ready for commercialization, it is expected there will be additional public-private partnerships through CIMMYT and its national partners.

ROLE OF USAID SUPPORT

The role of USAID support is addressed in the section on the role of the partners and in the draft MOU. The specifics applications of the financial support requested from USAID are detailed in the technical approach and budget narrative.

GENDER CONSIDERATIONS

The long-term development impacts of this project are expected to equally benefit men and women from diverse social groups dependent on wheat farming. In addition to this, the development of wheat varieties with improved heat tolerance is also expected to contribute towards increased incomes at farm household level.

From a technology development perspective, the results of this project will provide the basis for further efforts to combine improved heat tolerance with other combinations of traits in wheat to address the specific needs and preferences of men and women wheat farmers and consumers in diverse socio-economic and agro-ecological contexts.

For the proposed activities, the issue of gender considerations is found to be relevant primarily in relation to staffing and professional development as well as other workplace-related aspects. The applicants are committed to equal opportunity principles and will ensure that recruitment and professional development opportunities take gender equity into account as appropriate.

STAFFING AND MANAGEMENT PLAN

The key staff at Arcadia include: [...*...] The CVs of these

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

principals are provided in the Annex.

The overall coordinator for the CIMMYT operation, including liaison with NBPGR and Arcadia will be [...*...]. An Associate Scientist will be appointed to run the experiments with a small team of technicians in Mexico, to ensure coordination of experiments and germplasm exchange with Arcadia and NBPGR, and to analyze and report data. Crossing and germplasm selection will be conducted in collaboration with a pre-breeder (to be appointed) dedicated to germplasm improvement under heat and drought stress. The CV of [...*...] is provided in the Annex. The coordinator of [...*...] Director of NBPGR.

The parties to this partnership — Arcadia, CIMMYT, NBPGR, and USAID — will form a joint program management committee composed of equal representation from each organization. The program management committee shall meet, in person or by conference call, twice a year to determine collaborative activities, establish work plans detailing those activities and the timeline for completion of the same, review progress against the work plan, and determine how to best move the project forward.

EXPERIENCE OF PARTNERS

Wheat is a core crop for Arcadia investment and we have existing transgenic and TILLING wheat research and seed company partners in all major markets. Arcadia has expertise in TILLING of starch pathways through development of a high-fiber white wheat product. We are also developing a non-transgenic herbicide tolerant wheat, and low gluten wheat through TILLING. We have partnered with USAID on the development of abiotic stress tolerant rice and wheat for South Asia. Through the African Agricultural Technology Foundation, Arcadia will deliver African rice varieties with our NUE, WUE, and salt tolerance technologies.

CIMMYT is the leading developer of wheat germplasm for developing countries. An estimated 80 percent of spring bread wheat in developing countries is planted to varieties containing CIMMYT germplasm. CIMMYT leads the International Wheat Yield Consortium and is a member of the International Triticeae Mapping Initiative. With the establishment of the Borlaug Institute for South Asia, CIMMYT has deepened its already strong roots with public and private institutions in the target region. CIMMYT co-leads the new CGIAR Research Program, WHEAT, where heat tolerance is among the top objectives. In addition to core support from USAID, CIMMYT has had many special projects with USAID, including the Cereal Systems Initiative for South Asia, CSISA.

I.                                        Conclusion, Summary Statement

The partnership between Arcadia Biosciences, CIMMYT and NBPGR creates a powerful consortium of leading experts to collectively develop and advance new wheat technologies with improved tolerance to heat coupled by increased yield through improved grain filling. Arcadia has the research capacity and experience in developing new transgenic crops and identifing new varieties through the TILLING platform. Promising germplasms will then subsequently be field

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

tested by CIMMYT and NBPGR. Arcadia has the expertise to help facilitate the commercialization and dissemination of new varieties through previous experience working with India as well as meeting requirements for biosafety approvals. All participants in this partnership have a long history of working in the development and commercialization of wheat, some participating in other ongoing projects currently supported by USAID.

-END OF PROGRAM DESCRIPTION-

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT C - STANDARD PROVISIONS

I. MANDATORY STANDARD PROVISIONS FOR U.S. NONGOVERNMENTAL ORGANIZATIONS

(See “MANDATORY STANDARD PROVISIONS FOR U.S. NONGOVERNMENTAL ORGANIZATIONS” listed under Mandatory References titled “Standard Provisions for U.S. Nongovernmental Organizations” in ADS 303.)

M1. APPLICABILITY OF 22 CFR PART 226 (MAY 2005)

a.                                      All provisions of 22 CFR 226 and all Standard Provisions attached to this agreement are applicable to the recipient and to subrecipients which meet the definition of “Recipient” in part 226, unless a section specifically excludes a subrecipient from coverage. The recipient must assure that subrecipients have copies of all the attached standard provisions.

b.                                      For any subawards made with Non-U.S. subrecipients the recipient must include the applicable “Standard Provisions for Non-US Nongovernmental Organizations.” Recipients are required to ensure compliance with monitoring procedures in accordance with OMB Circular A-133.

[END OF PROVISION]

M2. INELIGIBLE COUNTRIES (MAY 1986)

Unless otherwise approved by the USAID Agreement Officer, funds will only be expended for assistance to countries eligible for assistance under the Foreign Assistance Act of 1961, as amended, or under acts appropriating funds for foreign assistance.

[END OF PROVISION]

M3. NONDISCRIMINATION (JUNE 2012)

No U.S. citizen or legal resident shall be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination on the basis of race, color, national origin, age, disability, or sex under any program or activity funded by this award when work under the grant is performed in the U.S. or when employees are recruited from the U.S.

Additionally, USAID is committed to achieving and maintaining a diverse and representative workforce and a workplace free of discrimination. Based on law, Executive Order, and Agency policy, USAID prohibits discrimination, including harassment, in its own workplace on the basis of race, color, religion, sex (including pregnancy and gender identity), national origin, disability, age, veteran’s status, sexual orientation, genetic information, marital status, parental status, political affiliation, and any other conduct that does not adversely affect the performance of the employee. In addition, the Agency strongly encourages its recipients and their subrecipients and vendors (at all tiers), performing both in the U.S. and overseas, to develop and enforce comprehensive nondiscrimination policies for their workplaces that include protection for all their employees on these expanded bases, subject to applicable law.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

[END OF PROVISION]

M4. AMENDMENT OF AWARD (JUNE 2012)

This award may only be amended in writing, by formal amendment or letter, signed by the Agreement Officer (AO), and in the case of a bilateral amendment, by the AO and an authorized official of the recipient.

[END OF PROVISION]

M5. NOTICES (JUNE 2012)

Any notice given by USAID or the recipient is sufficient only if in writing and delivered in person, mailed or e-mailed as follows:

(1)                                 To the USAID Agreement Officer, at the address specified in this award; or

(2)                                 To the recipient, at the recipient’s address shown in this award, or to such other address specified in this award.

[END OF PROVISION]

M6. SUBAGREEMENTS (JUNE 2012)

a.                                     Subawardees and contractors have no relationship with USAID under the terms of this award. All required USAID approvals must be directed through the recipient to USAID.

b.                                     Notwithstanding any other term of this award, subawardees and contractors have no right to submit claims directly to USAID and USAID assumes no liability for any third party claims against the recipient.

[END OF PROVISION]

M7. OMB APPROVAL UNDER THE PAPERWORK REDUCTION ACT (DECEMBER 2003)

Information collection requirements imposed by this award are covered by OMB approval number 0412-0510; the current expiration date is 04/30/2005. The Standard Provisions containing the requirement and an estimate of the public reporting burden (including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information) are

Standard Provision	Burden Estimate
Air Travel and Transportation	1(hour)
Ocean Shipment of Goods	.5
Patent Rights	.5
Publications	.5
Negotiated Indirect Cost Rates - (Predetermined and Provisional)	1
Voluntary Population Planning	.5
Protection of the Individual as a Research Subject	1

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

22 CFR 226	Burden Estimate
22 CFR 226.40-.49, Procurement of Goods and Services	1
22 CFR 226.30 -.36, Property Standards	1.5

Comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, may be sent to the Office of Acquisition and Assistance, Policy Division (M/OAA/P), U.S. Agency for International Development, Washington, DC 20523-7801 and to the Office of Management and Budget, Paperwork Reduction Project (0412-0510), Washington, DC 20503.

[END OF PROVISION]

M8. USAID ELIGIBILITY RULES FOR GOODS AND SERVICES (JUNE 2012)

a.                                      This provision is not applicable to commodities or services that the recipient provides with private funds as part of a cost-sharing requirement, or with Program Income generated under this award.

b.                                      Ineligible and Restricted Commodities and Services:

(1)                                 Ineligible Commodities and Services. The recipient must not, under any circumstances, procure any of the following under this award:

(i) Military equipment,

(ii) Surveillance equipment,

(iii) Commodities and services for support of police or other law enforcement activities,

(iv) Abortion equipment and services,

(v) Luxury goods and gambling equipment, or

(vi) Weather modification equipment.

(2)                                 Ineligible Suppliers. Any firms or individuals that do not comply with the requirements in Standard Provision, “Debarment, Suspension and Other Responsibility Matters” and Standard Provision, “Preventing Terrorist Financing” must not be used to provide any commodities or services funded under this award.

(3)                                 Restricted Commodities. The recipient must obtain prior written approval of the Agreement Officer (AO) or comply with required procedures under an applicable waiver, as provided by the AO when procuring any of the following commodities:

(i) Agricultural commodities,

(ii) Motor vehicles,

(iii) Pharmaceuticals,

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(iv) Pesticides,

(v) Used equipment,

(vi) U.S. Government-owned excess property, or

(vii) Fertilizer.

c.                                       Source and Nationality:

Except as may be specifically approved in advance by the AO, all commodities and services that will be reimbursed by USAID under this award must be from the authorized geographic code specified in this award and must meet the source and nationality requirements set forth in 22 CFR 228. If the geographic code is not specified, the authorized geographic code is 937. When the total value of procurement for commodities and services during the life of this award is valued at $250,000 or less, the authorized geographic code for procurement of all goods and services to be reimbursed under this award is code 935. For a current list of countries within each geographic code, see: http://www.usaid.gov/policy/ads/300/310.pdf.

M9. DEBARMENT, SUSPENSION, AND OTHER RESPONSIBILITY MATTERS (JUNE 2012)

a.                                      The recipient agrees to notify the Agreement Officer (AO) immediately upon learning that it or any of its principals:

(1)                                 Are presently excluded or disqualified from covered transactions by any Federal department or agency;

(2)                                 Have been convicted within the preceding three-year period preceding this proposal; been convicted of or had a civil judgment rendered against them for commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, or local) transaction or contract under a public transaction; violation of Federal or State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, receiving stolen property, making false claims, or obstruction of justice; commission of any other offense indicating a lack of business integrity or business honesty that seriously and directly affects your present responsibility;

(3)                                 Are presently indicted for or otherwise criminally or civilly charged by a governmental entity (Federal, State, or local) with commission of any of the offenses enumerated in paragraph a.(2); and

(4)                                 Have had one or more public transactions (Federal, State, or local) terminated for cause or default within the preceding three years.

b.                                      The recipient agrees that, unless authorized by the AO, it will not knowingly enter into any subagreements or contracts under this award with a person or entity that is included on the Excluded Parties List System (www.epls.gov/). The recipient further agrees to include the

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

following provision in any subagreements or contracts entered into under this award:

DEBARMENT, SUSPENSION, INELIGIBILITY, AND VOLUNTARY EXCLUSION (JUNE 2012)

The recipient/contractor certifies that neither it nor its principals is presently excluded or disqualified from participation in this transaction by any Federal department or agency.

c.                                       The policies and procedures applicable to debarment, suspension, and ineligibility under USAID-financed transactions are set forth in Subpart C of 2 CFR Section 180, as supplemented by 2 CFR 780.

[END OF PROVISION]

M10. DRUG-FREE WORKPLACE (JUNE 2012)

a.              The recipient must comply with drug-free workplace requirements in subpart B (or subpart C, if the recipient is an individual) of 2 CFR 782, which adopts the Government-wide implementation (2 CFR part 182) of sec. 5152—5158 of the Drug-Free Workplace Act of 1988 (Pub. L. 100—690, Title V, Subtitle D; 41 U.S.C. 701—707).

[END OF PROVISION]

M11. EQUAL PARTICIPATION BY FAITH-BASED ORGANIZATIONS (JUNE 2012)

a.                                      Faith-Based Organizations Encouraged.

Faith-based organizations are eligible to compete on an equal basis as any other organization to participate in USAID programs. Neither USAID nor entities that make and administer subawards of USAID funds will discriminate for or against an organization on the basis of the organization’s religious character or affiliation. A faith-based organization may continue to carry out its mission, including the definition, practice, and expression of its religious beliefs, within the limits contained in this provision. More information can be found at the USAID Faith-Based and Community Initiatives Web site: http://transition.usaid.gov/our_work/global_partnerships/fbci/ and 22 CFR 205.1.

b.                                      Inherently Religious Activities Prohibited.

(1)                                 Inherently religious activities include, among other things, worship, religious instruction, prayer, or proselytization.

(2)                                 The recipient must not engage in inherently religious activities as part of the programs or services directly funded with financial assistance from USAID. If the recipient engages in inherently religious activities, it must offer those services at a different time or location from any programs or services directly funded by this award, and participation by beneficiaries in any such inherently religious activities must be voluntary.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(3)                                 These restrictions apply equally to religious and secular organizations. All organizations that participate in USAID programs, including religious ones, must carry out eligible activities in accordance with all program requirements and other applicable requirements governing USAID-funded activities.

(4)                                 These restrictions do not apply to USAID-funded programs where chaplains work with inmates in prisons, detention facilities, or community correction centers, or where USAID funds are provided to religious or other organizations for programs in prisons, detention facilities, or community correction centers, in which such organizations assist chaplains in carrying out their duties.

(5)                                 Notwithstanding the restrictions of b.(1) and (2), a religious organization that participates in USAID-funded programs or services

(i)                                                  Retains its independence and may continue to carry out its mission, including the definition, practice, and expression of its religious beliefs, provided that it does not use direct financial assistance from USAID to support any inherently religious activities,

(ii)                                               May use space in its facilities, without removing religious art, icons, scriptures, or other religious symbols, and

(iii)                                                Retains its authority over its internal governance, and it may retain religious terms in its organization’s name, select its board members on a religious basis, and include religious references in its organization’s mission statements and other governing documents.

c.                                       Construction of Structures Used for Inherently Religious Activities Prohibited. The recipient must not use USAID funds for the acquisition, construction, or rehabilitation of structures to the extent that those structures are used for inherently religious activities, such as sanctuaries, chapels, or other rooms that the recipient uses as its principal place of worship. Except for a structure used as its principal place of worship, where a structure is used for both eligible and inherently religious activities, USAID funds may not exceed the cost of those portions of the acquisition, construction, or rehabilitation that are attributable to eligible activities.

d.                                      Discrimination Based on Religion Prohibited. The recipient must not discriminate against any beneficiary or potential beneficiary on the basis of religion or religious belief as part of the programs or services directly funded with financial assistance from USAID.

e.                                       A religious organization’s exemption from the Federal prohibition on employment discrimination on the basis of religion, set forth in Sec. 702(a) of the Civil Rights Act of 1964, 42 U.S.C. 2000e—1 is not forfeited when the organization receives financial assistance from USAID.

f.                                        The Secretary of State may waive the requirements of this section in whole or in part, on a

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

case-by-case basis, where the Secretary determines that such waiver is necessary to further the national security or foreign policy interests of the United States.

[END OF PROVISION]

M12. PREVENTING TERRORIST FINANCING — IMPLEMENTATION OF E.O. 13224 (JUNE 2012)

a.                                      The recipient is reminded that U.S. Executive Orders and U.S. law prohibits transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. The recipient must not engage in transactions with, or provide resources or support to, individuals and organizations associated with terrorism. In addition, the recipient must verify that no support or resources are provided to individuals or entities that appear on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Treasury (online at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx) or the United Nations Security designation list (online at: http://www.un.org/sc/committees/1267/aq_sanctions_list.shtml).

b.                                      This provision must be included in all subagreements, including contracts and subawards, issued under this award.

[END OF PROVISION]

M13. MARKING AND PUBLIC COMMUNICATIONS UNDER USAID-FUNDED ASSISTANCE (JUNE 2012)

a.                                      The USAID Identity is the official marking for USAID, comprised of the USAID logo and brandmark with the tagline “from the American people.” The USAID Identity is on the USAID Web site at www.usaid.gov/branding. Recipients must use the USAID Identity, of a size and prominence equivalent to or greater than any other identity or logo displayed, to mark the following:

(1)                                 Programs, projects, activities, public communications, and commodities partially or fully funded by USAID;

(2)                                 Program, project, or activity sites funded by USAID, including visible infrastructure projects or other physical sites;

(3)                                 Technical assistance, studies, reports, papers, publications, audio-visual productions, public service announcements, Web sites/Internet activities, promotional, informational, media, or communications products funded by USAID;

(4)                                 Commodities, equipment, supplies, and other materials funded by USAID, including commodities or equipment provided under humanitarian assistance or disaster relief programs; and

(5)                                 Events financed by USAID, such as training courses, conferences, seminars, exhibitions, fairs, workshops, press conferences and other public activities. If the USAID Identity cannot be displayed, the recipient is encouraged to otherwise

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

acknowledge USAID and the support of the American people.

b.                                      When this award contains an approved Marking Plan, the recipient must implement the requirements of this provision following the approved Marking Plan.

c.                                       If a “Marking Plan” is not included in this award, the recipient must propose and submit a plan for approval within the time specified by the Agreement Officer (AO).

d.                                      The AO may require a preproduction review of program materials and “public communications” (documents and messages intended for external distribution, including but not limited to correspondence; publications; studies; reports; audio visual productions; applications; forms; press; and promotional materials) used in connection with USAID-funded programs, projects or activities, for compliance with an approved Marking Plan.

e.                                       The recipient is encouraged to give public notice of the receipt of this award and announce progress and accomplishments. The recipient must provide copies of notices or announcements to the Agreement Officer’s Representative (AOR) and to USAID’s Office of Legislative and Public Affairs in advance of release, as practicable. Press releases or other public notices must include a statement substantially as follows:

“The U.S. Agency for International Development administers the U.S. foreign assistance program providing economic and humanitarian assistance in more than 80 countries worldwide.”

f.                                        Any “public communication” in which the content has not been approved by USAID must contain the following disclaimer:

“This study/report/audio/visual/other information/media product (specify) is made possible by the generous support of the American people through the United States Agency for International Development (USAID). The contents are the responsibility of [insert recipient name] and do not necessarily reflect the views of USAID or the United States Government.”

g.                                       The recipient must provide the USAID AOR, with two copies of all program and communications materials produced under this award.

h.                                      The recipient may request an exception from USAID marking requirements when USAID marking requirements would:

(1)                                 Compromise the intrinsic independence or neutrality of a program or materials where independence or neutrality is an inherent aspect of the program and materials;

(2)                                 Diminish the credibility of audits, reports, analyses, studies, or policy recommendations whose data or findings must be seen as independent;

(3)                                 Undercut host-country government “ownership” of constitutions, laws, regulations, policies, studies, assessments, reports, publications, surveys or audits, public service

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

announcements, or other communications;

(4)                                 Impair the functionality of an item;

(5)                                 Incur substantial costs or be impractical;

(6)                                 Offend local cultural or social norms, or be considered inappropriate; or

(7)                                 Conflict with international law.

i.                                          The recipient may submit a waiver request of the marking requirements of this provision or the Marking Plan, through the AOR, when USAID-required marking would pose compelling political, safety, or security concerns, or have an adverse impact in the cooperating country.

(1)                                 Approved waivers “flow down” to subagreements, including subawards and contracts, unless specified otherwise. The waiver may also include the removal of USAID markings already affixed, if circumstances warrant.

(2)                                 USAID determinations regarding waiver requests are subject to appeal by the recipient, by submitting a written request to reconsider the determination to the cognizant Assistant Administrator.

j.                                         The recipient must include the following marking provision in any subagreements entered into under this award:

“As a condition of receipt of this subaward, marking with the USAID Identity of a size and prominence equivalent to or greater than the recipient’s, subrecipient’s, other donor’s, or third party’s is required. In the event the recipient chooses not to require marking with its own identity or logo by the subrecipient, USAID may, at its discretion, require marking by the subrecipient with the USAID Identity.”

[END OF PROVISION]

M14. REGULATIONS GOVERNING EMPLOYEES (AUGUST 1992)

(The following applies to the recipient’s employees working in the cooperating country under the agreement who are not citizens of the cooperating country.)

a.                                      The recipient’s employees must maintain private status and may not rely on local U.S. Government offices or facilities for support while under this grant.

b.                                      The sale of personal property or automobiles by recipient employees and their dependents in the foreign country to which they are assigned are subject to the same limitations and prohibitions which apply to direct-hire USAID personnel employed by the Mission, including the rules contained in 22 CFR 136, except as this may conflict with host government regulations.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

c.                                       Other than work to be performed under this award for which an employee is assigned by the recipient, employees of the recipient must not engage directly or indirectly, either in the individual’s own name or in the name or through an agency of another person, in any business, profession, or occupation in the foreign countries to which the individual is assigned. In addition, the individual must not make loans or investments to or in any business, profession, or occupation in the foreign countries to which the individual is assigned.

d.                                      The recipient’s employees, while in a foreign country, are expected to show respect for its conventions, customs, and institutions, to abide by its applicable laws and regulations, and not to interfere in its internal political affairs.

e.                                       In the event the conduct of any recipient employee is not in accordance with the preceding paragraphs, the recipient’s chief of party must consult with the USAID Mission Director and the employee involved, and must recommend to the recipient a course of action with regard to such employee.

f.                                        The parties recognize the rights of the U.S. Ambassador to direct the removal from a country of any U.S. citizen or the discharge from this grant award of any third country national when, in the discretion of the Ambassador, the interests of the United States so require.

g.                                       If it is determined, either under e. or f. above, that the services of such employee should be terminated, the recipient must use its best efforts to cause the return of such employee to the United States, or point of origin, as appropriate.

[END OF PROVISION]

M15. CONVERSION OF UNITED STATES DOLLARS TO LOCAL CURRENCY (NOVEMBER 1985)

(This provision applies when activities are undertaken outside the United States.)

Upon arrival in the cooperating country, and from time to time as appropriate, the recipient’s chief of party must consult with the Mission Director who must provide, in writing, the procedure the recipient and its employees must follow in the conversion of United States dollars to local currency. This may include, but is not limited to, the conversion of currency through the cognizant United States Disbursing Officer or Mission Controller, as appropriate.

[END OF PROVISION]

M16. USE OF POUCH FACILITIES (AUGUST 1992)

(This provision applies when activities are undertaken outside the United States.)

a.                                      Use of diplomatic pouch is controlled by the Department of State. The Department of State has authorized the use of pouch facilities for USAID recipients and their employees as a general policy, as detailed in items (1) through (6) below. However, the final decision regarding use of pouch facilities rest with the Embassy or USAID Mission. In consideration of the use of pouch facilities, the recipient and its employees agree to indemnify and hold harmless, the Department of State and USAID for loss or damage occurring in pouch

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

transmission:

(1)                                 Recipients and their employees are authorized use of the pouch for transmission and receipt of up to a maximum of .9 kgs per shipment of correspondence and documents needed in the administration of assistance programs.

(2)                                 U.S. citizen employees are authorized use of the pouch for personal mail up to a maximum of .45 kgs per shipment (but see a.(3) below).

(3)                                 Merchandise, parcels, magazines, or newspapers are not considered to be personal mail for purposes of this standard provision and are not authorized to be sent or received by pouch.

(4)                                 Official and personal mail pursuant to a.(1) and (2) above sent by pouch should be addressed as follows:

Name of individual or organization (followed by letter symbol “G”)

City Name of post (USAID/        )

Agency for International Development

Washington, DC 20523-0001

(5)                                 Mail sent via the diplomatic pouch may not be in violation of U.S. Postal laws and may not contain material ineligible for pouch transmission.

(6)                                 Recipient personnel are NOT authorized use of military postal facilities (APO/FPO). This is an Adjutant General’s decision based on existing laws and regulations governing military postal facilities and is being enforced worldwide.

b.                                      The recipient is responsible for advising its employees of this authorization, these guidelines, and limitations on use of pouch facilities.

c.                                       Specific additional guidance on grantee use of pouch facilities in accordance with this standard provision is available from the Post Communication Center at the Embassy or USAID Mission.

[END OF PROVISION]

M17. TRAVEL AND INTERNATIONAL AIR TRANSPORTATION (JUNE 2012)

a.                                      PRIOR BUDGET APPROVAL

Direct charges for travel costs for international air travel by individuals are allowable only when each international trip has received prior budget approval. Such approval is met when all of the following are met:

(1)                                 The trip is identified by providing the following information: the number of trips, the number of individuals per trip, and the origin and destination countries or regions;

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(2)                                 All of the information noted at a.(1) above is incorporated in the Schedule of this award or amendments to this award; and

(3)                                 The costs related to the travel are incorporated in the budget of this award.

The Agreement Officer (AO) may approve, in writing, international travel costs that have not been incorporated in this award. To obtain AO approval, the recipient must request approval at least three weeks before the international travel, or as far in advance as possible. The recipient must keep a copy of the AO’s approval in its files. No other clearance (including country clearance) is required for employees of the recipient, its subrecipients or contractors. International travel by employees who are not on official business of the recipient, such as rest and recuperation (R&R) travel offered as part of an employee’s benefits package, must be consistent with the recipient’s personnel and travel policies and procedures and does not require approval.

b.                                      TRAVEL COSTS

All travel costs must comply with the applicable cost principles and must be consistent with those normally allowed in like circumstances in the recipient’s non-USAID-funded activities. Costs incurred by employees and officers for travel, including air fare, costs of lodging, other subsistence, and incidental expenses, may be considered reasonable and allowable only to the extent such costs do not exceed charges normally allowed by the non-profit organization in its regular operations as the result of the non-profit organization’s written travel policy.

In the absence of a reasonable written policy regarding international travel costs, the standard for determining the reasonableness of reimbursement for international travel costs will be the Standardized Regulations (Government Civilians, Foreign Areas), published by the U.S. Department of State, as from time to time amended. The most current Standardized Regulations on international travel costs may be obtained from the AO. In the event that the cost for air fare exceeds the customary standard commercial airfare (coach or equivalent) or the lowest commercial discount airfare, the recipient must document one of the allowable exceptions from the applicable cost principles.

c.                                       FLY AMERICA ACT RESTRICTIONS

(1)                                 The recipient must use U.S. Flag Air Carriers for all international air transportation (including personal effects) funded by this award pursuant to the Fly America Act and its implementing regulations to the extent service by such carriers is available.

(2)                                 In the event that the recipient selects a carrier other than a U.S. Flag Air Carrier for international air transportation, in order for the costs of such international air transportation to be allowable, the recipient must document such transportation in accordance with this provision and maintain such documentation pursuant to the Standard Provision, “Accounting, Audit and Records.” The documentation must use one of the following reasons or other exception under the Fly America Act:

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(i)                                     The recipient uses a European Union (EU) flag air carrier, which is an airline perating from an EU country that has signed the US-EU “Open Skies” agreement (http://www.state.gov/e/eb/rls/othr/ata/i/ic/170684.htm).

(ii)                                  Travel to or from one of the following countries on an airline of that country when no city pair fare is in effect for that leg (see http://apps.fas.gsa.gov/citypairs/search/):

a.                                      Australia on an Australian airline,

b.                                      Switzerland on a Swiss airline, or

c.                                       Japan on a Japanese airline;

(iii)                               Only for a particular leg of a route on which no US Flag Air Carrier provides service on that route;

(iv)                              For a trip of 3 hours or less, the use of a US Flag Air Carrier at least doubles the travel time;

(v)                                 If the US Flag Air Carrier offers direct service, use of the US Flag Air Carrier would increase the travel time by more than 24 hours; or

(vi)                              If the US Flag Air Carrier does not offer direct service,

a.                                      Use of the US Flag Air Carrier increases the number of aircraft changes by 2 or more,

b.                                      Use of the US Flag Air Carrier extends travel time by 6 hours or more, or

c.                                       Use of the US Flag Air Carrier requires a layover at an overseas interchange of 4 hours or more.

d.                                      DEFINITIONS

The terms used in this provision have the following meanings:

(1)                                 “Travel costs’’ means expenses for transportation, lodging, subsistence (meals and incidentals), and related expenses incurred by employees who are on travel status on official business of the recipient for any travel outside the country in which the organization is located. “Travel costs” do not include expenses incurred by employees who are not on official business of the recipient, such as rest and recuperation (R&R) travel offered as part of an employee’s benefits package that are consistent with the recipient’s personnel and travel policies and procedures.

(2)                                 “International air transportation” means international air travel by individuals (and their personal effects) or transportation of cargo by air between a place in the United States and a place outside thereof, or between two places both of which are outside the United

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

States.

(3)                                 “U.S. Flag Air Carrier” means an air carrier on the list issued by the U.S. Department of Transportation at http://ostpxweb.dot.gov/aviation/certific/certlist.htm. U.S. Flag Air Carrier service also includes service provided under a code share agreement with another air carrier when the ticket, or documentation for an electronic ticket, identifies the U.S. flag air carrier’s designator code and flight number.

(4)                                 For this provision, the term “United States” includes the fifty states, Commonwealth of Puerto Rico, possessions of the United States, and the District of Columbia.

e.                                       SUBAGREEMENTS

This provision must be included in all subagreements, including all subawards and contracts, under which this award will finance international air transportation.

[END OF PROVISION]

M18. OCEAN SHIPMENT OF GOODS (JUNE 2012)

APPLICABILITY: This provision is applicable for awards and subawards for which the recipient contracts for ocean transportation for goods purchased or financed with USAID funds. In accordance with 22 CFR 228.21, ocean transportation shipments are subject to the provisions of 46 CFR Part 381.

OCEAN SHIPMENT OF GOODS (JUNE 2012)

a.                                      Prior to contracting for ocean transportation to ship goods purchased or financed with USAID funds under this award, the recipient must contact the office below to determine the flag and class of vessel to be used for shipment:

U.S. Agency for International Development,

Office of Acquisition and Assistance, Transportation Division

1300 Pennsylvania Avenue, NW

Washington, DC 20523-7900

Email: oceantransportation@usaid.gov

b.                                      This provision must be included in all subagreements, including subwards and contracts.

[END OF PROVISION]

M19. VOLUNTARY POPULATION PLANNING ACTIVITIES — MANDATORY REQUIREMENTS (MAY 2006)

Requirements for Voluntary Sterilization Programs

(1)                                 Funds made available under this award must not be used to pay for the performance of involuntary sterilization as a method of family planning or to coerce or provide any financial

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

incentive to any individual to practice sterilization.

Prohibition on Abortion-Related Activities:

(1)                                 No funds made available under this award will be used to finance, support, or be attributed to the following activities: (i) procurement or distribution of equipment intended to be used for the purpose of inducing abortions as a method of family planning; (ii) special fees or incentives to any person to coerce or motivate them to have abortions; (iii) payments to persons to perform abortions or to solicit persons to undergo abortions; (iv) information, education, training, or communication programs that seek to promote abortion as a method of family planning; and (v) lobbying for or against abortion. The term “motivate,” as it relates to family planning assistance, must not be construed to prohibit the provision, consistent with local law, of information or counseling about all pregnancy options.

(2)                                 No funds made available under this award will be used to pay for any biomedical research which relates, in whole or in part, to methods of, or the performance of, abortions or involuntary sterilizations as a means of family planning. Epidemiologic or descriptive research to assess the incidence, extent or consequences of abortions is not precluded.

[END OF PROVISION]

M20. TRAFFICKING IN PERSONS (JUNE 2012)

a.                                      USAID is authorized to terminate this award, without penalty, if the recipient or its employees, or any subrecipient or its employees, engage in any of the following conduct:

(1)                                 Trafficking in persons (as defined in the Protocol to Prevent, Suppress, and Punish Trafficking in Persons, especially Women and Children, supplementing the UN Convention against Transnational Organized Crime) during the period of this award;

(2)                                 Procurement of a commercial sex act during the period of this award; or

(3)                                 Use of forced labor in the performance of this award.

b.                                      For purposes of this provision, “employee” means an individual who is engaged in the performance of this award as a direct employee, consultant, or volunteer of the recipient or any subrecipient.

c.                                       The recipient must include in all subagreements, including subawards and contracts, a provision prohibiting the conduct described in a(1)-(3) by the subrecipient, contractor or any of their employees.

[END OF PROVISION]

M21. SUBMISSIONS TO THE DEVELOPMENT EXPERIENCE CLEARINGHOUSE AND PUBLICATIONS (JUNE 2012)

a.                                      Submissions to the Development Experience Clearinghouse (DEC).

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1)                                     The recipient must provide the Agreement Officer’s Representative one copy of any Intellectual Work that is published, and a list of any Intellectual Work that is not published.

2)                                     In addition, the recipient must submit Intellectual Work, whether published or not, to the DEC, either on-line (preferred) or by mail. The recipient must review the DEC Web site for submission instructions, including document formatting and the types of documents to submit. Submission instructions can be found at: http://dec.usaid.gov.

3)                                     For purposes of submissions to the DEC, Intellectual Work includes all works that document the implementation, evaluation, and results of international development assistance activities developed or acquired under this award, which may include program and communications materials, evaluations and assessments, information products, research and technical reports, progress and performance reports required under this award (excluding administrative financial information), and other reports, articles and papers prepared by the recipient under the award, whether published or not. The term does not include the recipient’s information that is incidental to award administration, such as financial, administrative, cost or pricing, or management information.

4)                                     Each document submitted should contain essential bibliographic information, such as 1) descriptive title; 2) author(s) name; 3) award number; 4) sponsoring USAID office; 5) development objective; and 6) date of publication.

5)                                     The recipient must not submit to the DEC any financially sensitive information or personally identifiable information, such as social security numbers, home addresses and dates of birth. Such information must be removed prior to submission. The recipient must not submit classified documents to the DEC.

b.                                      In the event award funds are used to underwrite the cost of publishing, in lieu of the publisher assuming this cost as is the normal practice, any profits or royalties up to the amount of such cost must be credited to the award unless the schedule of the award has identified the profits or royalties as program income.

[END OF PROVISION]

[END OF MANDATORY PROVISIONS]

II. REQUIRED AS APPLICABLE STANDARD PROVISIONS FOR U.S. NONGOVERNMENTAL ORGANIZATIONS

RAA3. NEGOTIATED INDIRECT COST RATE - PROVISIONAL (Profit) (APRIL 1998)

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPLICABILITY: This provision applies to for-profit organizations whose indirect cost rates under this award are on a provisional basis.

NEGOTIATED INDIRECT COST RATE - PROVISIONAL (Profit) (APRIL 1998)

a. Provisional indirect cost rates must be established for the recipient’s accounting periods during the term of this award. Pending establishment of revised provisional or final rates, allowable indirect costs must be reimbursed at the rates, on the bases, and for the periods shown in the schedule of this award. Indirect cost rates and the appropriate bases must be established in accordance with FAR Subpart 42.7.

b. Within six months after the close of the recipient’s fiscal year, the recipient must submit to the cognizant agency for audit the proposed final indirect cost rates and supporting cost data. If USAID is the cognizant agency or no cognizant agency has been designated, the recipient must submit three copies of the proposed final indirect cost rates and supporting cost data, to the Overhead, Special Costs, and Closeout Branch, Office of Acquisition and Assistance, USAID, Washington, DC 20523-7802. The proposed rates must be based on the recipient’s actual cost experience during that fiscal year. Negotiations of final indirect cost rates must begin soon after receipt of the recipient’s proposal.

c. Allowability of costs and acceptability of cost allocation methods must be determined in accordance with the applicable cost principles.

d. The results of each negotiation must be set forth in an indirect cost rate agreement signed by both parties. Such agreement is automatically incorporated into this award and must specify (1) the agreed upon final rates, (2) the bases to which the rates apply, (3) the fiscal year for which the rates apply, and (4) the items treated as direct costs. The agreement must not change any monetary ceiling, award obligation, or specific cost allowance or disallowance provided for in this award.

e. Pending establishment of final indirect cost rates for any fiscal year, the recipient must be reimbursed either at negotiated provisional rates or at billing rates acceptable to the Agreement Officer, subject to appropriate adjustment when the final rates for the fiscal year are established. To prevent substantial overpayment or underpayment, the provisional or billing rates may be prospectively or retroactively revised by mutual agreement.

f. Failure by the parties to agree on final rates is a 22 CFR 226.90 dispute.

[END OF PROVISION]

RAA10. PROHIBITION OF ASSISTANCE TO DRUG TRAFFICKERS (JUNE 1999)

APPLICABILITY: This provision is applicable where performance of the award will take place in “Covered” Countries, as described in ADS 206 (see 206.5.3).

PROHIBITION OF ASSISTANCE TO DRUG TRAFFICKERS (JUNE 1999)

a. USAID reserves the right to terminate assistance to, or take other appropriate measures with respect to, any participant approved by USAID who is found to have been convicted of a narcotics offense or

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

to have been engaged in drug trafficking as defined in 22 CFR 140.

b. (1) For any loan over $1,000 made under this agreement, the recipient must insert a clause in the loan agreement stating that the loan is subject to immediate cancellation, acceleration, recall, or refund by the recipient if the borrower or a key individual of a borrower is found to have been convicted of a narcotics offense or to have been engaged in drug trafficking as defined in 22 CFR 140.

(2) Upon notice by USAID of a determination under section (1) and at USAID’s option, the recipient agrees to immediately cancel, accelerate, or recall the loan, including refund in full of the outstanding balance. USAID reserves the right to have the loan refund returned to USAID.

c. (1) The recipient agrees not to disburse, or sign documents committing the recipient to disburse, funds to a subrecipient designated by USAID (“Designated Subrecipient”) until advised by USAID that: (i) any United States Government review of the Designated Subrecipient and its key individuals has been completed; (ii) any related certifications have been obtained; and (iii) the assistance to the Designated Subrecipient has been approved. Designation means that the subrecipient has been unilaterally selected by USAID as the subrecipient. USAID approval of a subrecipient, selected by another party, or joint selection by USAID and another party is not designation.

(2) The recipient must insert the following clause, or its substance, in its agreement with the Designated Subrecipient:

“The recipient reserves the right to terminate this [Agreement/Contract] or take other appropriate measures if the [Subrecipient] or a key individual of the [Subrecipient] is found to have been convicted of a narcotic offense or to have been engaged in drug trafficking as defined in 22 CFR 140.”

[END OF PROVISION]

RAA11. INVESTMENT PROMOTION (NOVEMBER 2003)

a. Except as specifically set forth in this award or otherwise authorized by USAID in writing, no funds or other support provided hereunder may be used for any activity that involves investment promotion in a foreign country.

b. In the event the recipient is requested or wishes to provide assistance in the above area or requires clarification from USAID as to whether the activity would be consistent with the limitation set forth above, the recipient must notify the Agreement Officer and provide a detailed description of the proposed activity. The recipient must not proceed with the activity until advised by USAID that it may do so.

c. The recipient must ensure that its employees and subrecipients and contractors providing investment promotion services hereunder are made aware of the restrictions set forth in this clause and must include this clause in all contracts and other subagreements entered into hereunder.

[END OF PROVISION]

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

RAA12. REPORTING HOST GOVERNMENT TAXES (JUNE 2012)

APPLICABILITY: This provision is applicable to all USAID agreements that obligate or subobligate FY 2003 or later funds except for agreements funded with Operating Expense, Pub. L. 480 funds, or trust funds, or agreements where there will be no commodity transactions in a foreign country over the amount of $500.

a. By April 16 of each year, the recipient must submit a report containing:

(1) Contractor/recipient name.

(2) Contact name with phone, fax and e-mail.

(3) Agreement number(s).

(4) The total amount of value-added taxes and customs duties (but not sales taxes) assessed by the host government (or any entity thereof) on purchases in excess of $500 per transaction of supplies, materials, goods or equipment, during the 12 months ending on the preceding September 30, using funds provided under this contract/agreement.

(5) Any reimbursements received by April 1 of the current year on value-added taxes and customs duties reported in (4).

(6) Reports are required even if the recipient did not pay any taxes or receive any reimbursements during the reporting period.

(7) Cumulative reports may be provided if the recipient is implementing more than one program in a foreign country.

b. Submit the reports to: U.S. Agency for International Development (USAID)

M/CFO/CMP

SA-44, 1300 Pennsylvania Ave.

Washington, D.C. 20523

With a copy to: USAID AOR of this Agreement.

c. Host government taxes are not allowable where the Agreement Officer provides the necessary means to the recipient to obtain an exemption or refund of such taxes, and the recipient fails to take reasonable steps to obtain such exemption or refund. Otherwise, taxes are allowable in accordance with the Standard Provision, “Allowable Costs,” and must be reported as required in this provision.

d. The recipient must include this reporting requirement in all applicable subagreements, including subawards and contracts.

[END OF PROVISION]

RAA13. FOREIGN GOVERNMENT DELEGATIONS TO INTERNATIONAL CONFERENCES (JUNE 2012)

a. U.S. Government funds under this award must not be used to finance the travel, per diem, hotel expenses, meals, conference fees or other conference costs for any member of a foreign government’s delegation to an international conference sponsored by a multilateral organization, as defined below, unless approved by the Agreement Officer in writing.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

b. Definitions:

(1) A foreign government delegation is appointed by the national government (including ministries and agencies but excluding local, state and provincial entities) to act on behalf of the appointing authority at the international conference. A conference participant is a delegate for the purposes of this provision, only when there is an appointment or designation that the individual is authorized to officially represent the government or agency. A delegate may be a private citizen.

(2) An international conference is a meeting where there is an agenda, an organizational structure, and delegations from countries other than the conference location, in which country delegations participate through discussion, votes, etc.

(3) A multilateral organization is an organization established by international agreement and whose governing body is composed principally of foreign governments or other multilateral organizations.

[END OF PROVISION]

RAA17. USAID DISABILITY POLICY - ASSISTANCE (DECEMBER 2004)

a.      The objectives of the USAID Disability Policy are (1) to enhance the attainment of United States foreign assistance program goals by promoting the participation and equalization of opportunities of individuals with disabilities in USAID policy, country and sector strategies, activity designs and implementation; (2) to increase awareness of issues of people with disabilities both within USAID programs and in host countries; (3) to engage other U.S. Government agencies, host country counterparts, governments, implementing organizations and other donors in fostering a climate of nondiscrimination against people with disabilities; and (4) to support international advocacy for people with disabilities. The full text of the policy paper can be found at the following Web site: pdf.usaid.gov/pdf_docs/PDABQ631.pdf

b.        USAID therefore requires that the recipient not discriminate against people with disabilities in the implementation of USAID funded programs and that it make every effort to comply with the objectives of the USAID Disability Policy in performing the program under this grant or cooperative agreement. To that end and to the extent it can accomplish this goal within the scope of the program objectives, the recipient should demonstrate a comprehensive and consistent approach for including men, women, and children with disabilities.

[END OF PROVISION]

RAA18. STANDARDS FOR ACCESSIBILITY FOR THE DISABLED IN USAID ASSISTANCE AWARDS INVOLVING CONSTRUCTION (SEPTEMBER 2004)

a.       One of the objectives of the USAID Disability Policy is to engage other U.S. Government agencies, host country counterparts, governments, implementing organizations, and other donors in fostering a climate of nondiscrimination against people with disabilities. As part of this policy USAID has established standards for any new or renovation construction project funded by USAID to allow access by people with disabilities (PWDs). The full text of the policy paper can be found at the following Web site: pdf.usaid.gov/pdf_docs/PDABQ631.pdf.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

b.       USAID requires the recipient to comply with standards of accessibility for people with disabilities in all structures, buildings or facilities resulting from new or renovation construction or alterations of an existing structure.

c.          The recipient will comply with the host country or regional standards for accessibility in construction when such standards result in at least substantially equivalent accessibility and usability as the standard provided in the Americans with Disabilities Act (ADA) of 1990 and the Architectural Barriers Act (ABA) Accessibility Guidelines of July 2004. Where there are no host country or regional standards for universal access or where the host country or regional standards fail to meet the ADA/ABA threshold, the standard prescribed in the ADA and the ABA will be used.

d.         New Construction. All new construction will comply with the above standards for accessibility.

e.          Alterations. Changes to an existing structure that affect, the usability of the structure will comply with the above standards for accessibility unless the recipient obtains the Agreement Officer’s advance approval that compliance is technically infeasible or constitutes an undue burden or both. Compliance is technically infeasible where structural conditions would require removing or altering a load-bearing member that is an essential part of the structural frame or because other existing physical or site constraints prohibit modification or addition of elements, spaces, or features that are in full and strict compliance with the minimum requirements of the standard. Compliance is an undue burden where it entails either a significant difficulty or expense or both.

f.           Exceptions. The following construction related activities are excepted from the requirements of paragraphs a. through d. above:

(1) Normal maintenance, reroofing, painting or wall papering, or changes to mechanical or electrical systems are not alterations and the above standards do not apply unless they affect the accessibility of the building or facility; and

(2) Emergency construction (which may entail the provision of plastic sheeting or tents, minor repair and upgrading of existing structures, rebuilding of part of existing structures, or provision of temporary structures) intended to be temporary in nature. A portion of emergency construction assistance may be provided to people with disabilities as part of the process of identifying disaster- and crisis-affected people as “most vulnerable.”

[END OF PROVISION]

RAA22. CENTRAL CONTRACTOR REGISTRATION AND UNIVERSAL IDENTIFIER (OCTOBER 2010)

a. Requirement for Central Contractor Registration (CCR). Unless you are exempted from this requirement under 2 CFR 25.110, you as the recipient must maintain the currency of your information in the CCR until you submit the final financial report required under this award or receive the final payment, whichever is later. This requires that you review and update the information at least annually after the initial registration, and more frequently, if required by changes in your information or another award term.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

b. Requirement for Data Universal Numbering System (DUNS) numbers. If you are authorized to make subawards under this award, you:

(1) Must notify potential subrecipients that no entity (see definition in paragraph c. of this award term) may receive a subaward from you unless the entity has provided its DUNS number to you.

(2) May not make a subaward to an entity unless the entity has provided its DUNS number to you.

c. Definitions. For purposes of this award term:

(1) Central Contractor Registration (CCR) means the Federal repository into which an entity must provide information required for the conduct of business as a recipient. Additional information about registration procedures may be found at the CCR Internet site (currently at www.ccr.gov).

(2) Data Universal Numbering System (DUNS) number means the nine-digit number established and assigned by Dun and Bradstreet, Inc. (D&B) to uniquely identify business entities. A DUNS number may be obtained from D&B by telephone (currently 866-705-5711) or the Internet (currently at fedgov.dnb.com/webform).

(3) Entity, as it is used in this award term, means all of the following, as defined at 2 CFR 25, subpart C:

(i) A governmental organization, which is a State, local government, or Indian tribe;

(ii) A foreign public entity;

(iii) A domestic or foreign nonprofit organization;

(iv) A domestic or foreign for-profit organization; and

(v) A Federal agency, but only as a subrecipient under an award or subaward to a non-Federal entity.

(4) Subaward:

(i) This term means a legal instrument to provide support for the performance of any portion of the substantive project or program for which you received this award and that you as the recipient award to an eligible subrecipient.

(ii) The term does not include your procurement of property and services needed to carry out the project or program (for further explanation, see Sec. —.210 of the attachment to OMB Circular A-133, “Audits of States, Local Governments, and Non-Profit Organizations”).

(iii) A subaward may be provided through any legal agreement, including an agreement that you consider a contract.

(5) Subrecipient means an entity that:

(i) Receives a subaward from you under this award; and

(ii) Is accountable to you for the use of the Federal funds provided by the subaward.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ADDENDUM (JUNE 2012):

a. Exceptions. The requirements of this provision to obtain a Data Universal Numbering System (DUNS) number and maintain a current registration in the Central Contractor Registration (CCR) do not apply, at the prime award or subaward level, to:

(1) Awards to individuals

(2) Awards less than $25,000 to foreign recipients to be performed outside the United States (based on a USAID determination)

(3) Awards where the Agreement Officer determines, in writing, that these requirements would cause personal safety concerns.

b. This provision does not need to be included in subawards.

[END OF PROVISION]

RAA23. REPORTING SUBAWARDS AND EXECUTIVE COMPENSATION (OCTOBER 2010)

a. Reporting of first-tier subawards.

(1) Applicability. Unless you are exempt as provided in paragraph d. of this award term, you must report each action that obligates $25,000 or more in Federal funds that does not include Recovery funds (as defined in section 1512(a)(2) of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5) for a subaward to an entity (see definitions in paragraph e. of this award term).

(2) Where and when to report.

(i) You must report each obligating action described in paragraph a.(1) of this award term to www.fsrs.gov.

(ii) For subaward information, report no later than the end of the month following the month in which the obligation was made. (For example, if the obligation was made on November 7, 2010, the obligation must be reported by no later than December 31, 2010.)

(3) What to report. You must report the information about each obligating action that the submission instructions posted at www.fsrs.gov specify.

b. Reporting Total Compensation of Recipient Executives.

(1) Applicability and what to report. You must report total compensation for each of your five most highly compensated executives for the preceding completed fiscal year, if —

(i) The total Federal funding authorized to date under this award is $25,000 or more;

(ii) In the preceding fiscal year, you received—

(A) 80 percent or more of your annual gross revenues from Federal procurement contracts (and

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B) $25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(iii) The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at www.sec.gov/answers/execomp.htm.)

(2) Where and when to report. You must report executive total compensation described in paragraph b.(1) of this award term:

(i) As part of your registration profile at www.bpn.gov/ccr.

(ii) By the end of the month following the month in which this award is made, and annually thereafter.

c. Reporting of Total Compensation of Subrecipient Executives.

(1) Applicability and what to report. Unless you are exempt as provided in paragraph d. of this award term, for each first-tier subrecipient under this award, you must report the names and total compensation of each of the subrecipient’s five most highly compensated executives for the subrecipient’s preceding completed fiscal year, if—

(i) In the subrecipient’s preceding fiscal year, the subrecipient received—

(A) 80 percent or more of its annual gross revenues from Federal procurement contracts (and subcontracts) and Federal financial assistance subject to the Transparency Act, as defined at 2 CFR 170.320 (and subawards); and

(B) $25,000,000 or more in annual gross revenues from Federal procurement contracts (and subcontracts), and Federal financial assistance subject to the Transparency Act (and subawards); and

(ii) The public does not have access to information about the compensation of the executives through periodic reports filed under section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a), 78o(d)) or section 6104 of the Internal Revenue Code of 1986. (To determine if the public has access to the compensation information, see the U.S. Security and Exchange Commission total compensation filings at www.sec.gov/answers/execomp.htm.)

(2) Where and when to report. You must report subrecipient executive total compensation described in paragraph c.(1) of this award term:

(i) To the recipient.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(ii) By the end of the month following the month during which you make the subaward. For example, if a subaward is obligated on any date during the month of October of a given year (for example, between October 1 and 31), you must report any required compensation information of the subrecipient by November 30 of that year.

d. Exemptions.

If, in the previous tax year, you had gross income, from all sources, under $300,000, you are exempt from the requirements to report:

(1) Subawards, and

(2) The total compensation of the five most highly compensated executives of any subrecipient.

e. Definitions.

For purposes of this award term:

(1) Entity means all of the following, as defined in 2 CFR 25:

(i) A governmental organization, which is a State, local government, or Indian tribe;

(ii) A foreign public entity;

(iii) A domestic or foreign nonprofit organization;

(iv) A domestic or foreign for-profit organization; and

(v) A Federal agency, but only as a subrecipient under an award or subaward to a non-Federal entity.

(2) Executive means officers, managing partners, or any other employees in management positions.

(3) Subaward:

(i) This term means a legal instrument to provide support for the performance of any portion of the substantive project or program for which you received this award and that you as the recipient award to an eligible subrecipient.

(ii) The term does not include your procurement of property and services needed to carry out the project or program (for further explanation, see Sec.     .210 of the attachment to OMB Circular A-133, “Audits of States, Local Governments, and Non- Profit Organizations”).

(iii) A subaward may be provided through any legal agreement, including an agreement that you or a subrecipient considers a contract.

(4) Subrecipient means an entity that:

(i) Receives a subaward from you (the recipient) under this award; and

(ii) Is accountable to you for the use of the Federal funds provided by the subaward.

(5) Total compensation means the cash and noncash dollar value earned by the executive during the recipient’s or subrecipient’s preceding fiscal year and includes the following (for more information see 17 CFR 229.402(c)(2)):

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(i) Salary and bonus.

(ii) Awards of stock, stock options, and stock appreciation rights. Use the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (FAS 123R), Shared Based Payments.

(iii) Earnings for services under nonequity incentive plans. This does not include group life, health, hospitalization, or medical reimbursement plans that do not discriminate in favor of executives, and are available generally to all salaried employees.

(iv) Change in pension value. This is the change in present value of defined benefit and actuarial pension plans.

(v) Above-market earnings on deferred compensation which is not tax-qualified.

(vi) Other compensation, if the aggregate value of all such other compensation (for example, severance, termination payments, value of life insurance paid on behalf of the employee, perquisites or property) for the executive exceeds $10,000.

[END OF PROVISION]

RAA.24 PATENT REPORTING PROCEDURES (JULY 2012)

As incorporated by 22 CFR 226.36 and the standard provision “APPLICABILITY OF 22 CFR PART 226,” the clause at 37 CFR 401.14 (“Patent Rights (Small Business Firms and Nonprofit Organizations)”) is incorporated by reference into this award as if set forth in full text. The recipient must use the National Institutes of Health EDISON Patent Reporting and Tracking system (http://www.iedison.gov) to fulfill its disclosure obligations under 37 CFR 401.14(c)(1). The recipient must also submit reports on utilization of subject inventions annually to the Agreement Officer’s Representative under 37 CFR 401.14(h), and the last report must be provided within 90 days of the expiration of the agreement.

[END OF PROVISION]

-END OF PROVISIONS-

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

ATTACHMENT D — BRANDING STRATEGY AND MARKING PLAN

“USAID BRANDING STRATEGY”

Development of Heat Tolerant Wheat for South Asia

AWARD NUMBER

DATE OF PLAN

1)                                     Purpose

What is the intended purpose for the branding/marketing of the program.

To raise communicate to the scientific community and to raise awareness among seed companies and national programs of the opportunity to partner with us to disseminate the products of the research.

2)                                     Positioning

What is the intended name of this program, project, or activity?

“Heat Tolerant Wheat for South Asia”

Will a program logo be developed and used consistently to identify this program? If yes, please attach a copy of the proposed program logo.

No, we will not use a program logo.

3)                                     Program Communications and Publicity

Who are the primary and secondary audiences for this project or program?

The primary audiences as this stage are research institutions and seed companies. The secondary audiences are developing country governments and farmer organizations.

What communications or program materials will be used to explain or market the program to beneficiaries?

A summary of the project may appear on the websites of partners, we will issue a press release at the start of the project, we will likely present posters on the research at scientific conferences, and as the research reaches field efficacy, may host field visits from seed companies, NARS, and farmer organizations.

What is the main program message?

We are developing new technologies to sustain wheat yields in the face of rising temperatures due to climate change.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Will the recipient announce and promote publicly this program or project to host country citizens? If yes, what press and promotional activities are planned?

No.

Please provide any additional ideas about how to increase awareness that the American people support this project or program.

We will issue a joint press release and have in the past spoke at scientific and industry meetings in the U.S. to promote the value of the partnership with USAID.

4)                                     Acknowledgements

Will there be any direct involvement from a host country government ministry? If yes, please indicate which one or ones. Will the recipient acknowledge the ministry as an additional co-sponsor?

The National Biodiversity and Plant Gene Resources is a government institute under the Ministry of Agriculture. They will be acknowledged as a partner, but not a co-sponsor. We have not specified co-funding or cost-sharing from the government.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

GENERAL INSTRUCTIONS

USAID’s policy requires non-U.S., non-governmental organizations, including cooperating country non-governmental organizations (and in rare cases, Public International Organizations) to follow marking requirements for assistance awards. Marking requirements, including requests for presumptive exceptions and waivers for assistance awards must be in accordance with 22 CFR 226.91.

With reference to ADS Sections 320.3.3.2 and 22 CFR 226.91 the Recipient shall prepare a Marking Plan containing information substantially similar to the sample provided below:

“USAID MARKING PLAN”

AWARD TITLE

AWARD NUMBER

DATE OF PLAN

(1)                                 Requirement: A description of the public communications, commodities, and program materials that the recipient will produce as a part of the grant or cooperative agreement and which will visibly bear the USAID identity. These include: (i) program, project, or activity sites funded by USAID, including visible infrastructure projects or other programs, projects, or activities that are physical in nature; (ii) technical assistance, studies, reports, papers, publications, audiovisual productions, public service announcements, websites/Internet activities, and other promotional, informational, media, or communication products funded by USAID; (iii) events financed by USAID, such as training courses, conferences, seminars, exhibitions, fairs, workshops, press conferences, and other public activities; and (iv) all commodities or equipment provided under humanitarian assistance or disaster relief programs, and all other equipment, supplies and other materials funded by USAID, and their export packaging.

(2)                                 Table of Supplies and Equipment to be used in a visible manner in the fulfillment of the goals of the            project and an indication of how and where they will be tagged with the USAID identity.

Nothing to report here.

Supply/Equipment	Type of Marking	Where Marking Placed
Computers?	USAID Identifying vinyl label	On front of monitor
Printers?	USAID Identifying vinyl label	On top of printer
Field Backpacks?	USAID Identifying vinyl label	On outside of backpack

(3)                                 Table of Deliverables expected to be produced in the conduct of this program: All deliverables will be marked in a visible manner with the USAID identity; below is an indication of what type of marking will be used and where on the deliverable the USAID identity will be placed.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Deliverable	Type of Marking	Where Marking Placed
Reports	USAID printed identity	Front cover
Publications (brochures)	USAID printed identity	Front cover
Website	USAID web identity	Front page

(4)                                 Sub-recipient: As specified in the standard provisions, the marking requirements will “flow down” to sub-recipients or sub-awards, and will include the USAID-approved marking provision in all USAID funded sub-awards, as follows: “As a condition of receipt of this sub-award, marking with USAID identity of a size and prominence equivalent to or greater that the recipient’s, sub-recipient’s, other donor’s or third party’s is required.”

(5)

We will communicate to CIMMYT and NBPGR that they must follow required branding and marking requirements.

(6)                                 Any “public communications,” as defined in 22 C.F.R. 226.2, funded by USAID, in which the content has been approved by USAID, will contain the following disclaimer:

“This study/report/audio-visual/other information/media product (specify) is made possible by the generous support of the American people through the United States Agency for International Development (USAID). The contents are the responsibility of [insert recipient’s name] and do not necessarily reflect the views of USAID or the United States Government.”

(6)                                 As specified in the standard provisions,            will provide the Agreement Officer’s Representative (AOR) or other USAID personnel designated in the grant or cooperative agreement with two copies of all program and communications materials produced under the award. In addition,            will submit one electronic or one hard copy of all final documents to USAID’s Development Experience Clearinghouse.

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

MODIFICATION OF ASSISTANCE
1. MODIFICATION	2. EFFECTIVE DATE OF	3. AWARD NUMBER:	4. EFFECTIVE DATE OF
NUMBER	MODIFICATION		AWARD :
03	See block 15	A1D-OAA-A-13-00001	10/12/2012

5. GRANTEE:		6. ADMINISTERED BY:

Arcadia Biosciences, Inc.		Acquisition and Assistance
202 Cousteau Pl., Suite 200		Office of Acquisition and Assistance
Davis, CA 95618		M/OAA/BFS, Room 568A, SA-44
1300 Pennsylvania Ave, N.W.
Washington, D.C. 20523
DUNS NO 1359644760
TIN NO. : 81-0571538	LOC NO. : HHS-C4625P1

7. FISCAL DATA:	Amount Obligated: $828,876.00	8. TECHNICAL OFFICE: E&E/DGST:

GLAAS Requisition: REQM-BFS-14-000034

Budget Fiscal Year:		9. PAYMENT OFFICE:

Operating Unit:		U.S. Agency for International Development
Strategic Objective:		Office of Financial Management
Team/Division:		M/FM/CMP/DC - SA-44 Room 435K
Benefiting Geo Area:		1300 Pennsylvania Avenue, NW
Object Class:		Washington DC 20523

10. FUNDING SUMMARY:
		Obligated Amount	Total Est. Amt.
Amount Prior to this Modification:		$1,146,172.00	$3,829,228.00
Change Made by this Modification:		$828,876.00	$0.00
New/Current Total:		$1,975,048.00	$3,829,228.00

11. DESCRIPTION OF MODIFICATION

The purpose of this modification is to provide incremental funding in the amount of $828,876.00 to support the Heat Tolerant Wheat for South Asia program with Arcadia Biosciences. The total obligated amount has increased by $828,876.00 from $1,146,172.00 to $1,975,048.00.

ACCOUNTING DATA:

Accounting Template: BFS BRG Funds: BBFY: 2013; EBFY: 2014; Fund: DV-GFSI; OP: BFS/ARP: Prog Area: A18; Dist Code; BFS- APF; Prog Elem: A074; BGA: 997; SOC: 4100201.

ALL OTHER TERMS AND CONDITIONS REMAIN THE SAME.

12. THIS MODIFICATION IS ENTERED INTO PURSUANT TO THE AUTHORITY OF FAA Act of 1961, as amended AS AMENDED. EXCEPT AS SPECIFICALLY HEREIN AMENDED, ALL TERMS AND CONDITIONS OF THE GRANT REFERENCED IN BLOCK #3 ABOVE, AS IT MAY HAVE HERETOFORE BEEN AMENDED, REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

13. GRANTEE ☐ IS ☒ IS NOT REQUIRED TO SIGN THIS DOCUMENT TO RECONFIRM ITS AGREEMENT WITH THE CHANGES EFFECTED HEREIN

14. GRANTEE:		15.	THE UNITED STATES OF AMERICA

U.S. AGENCY FOR INTERNATIONAL DEVELOPMENT

BY:	/s/	BY:	/s/Charles Jackson

Charles Jackson
(Name Typed or Printed)			(Name Typed or Printed)
TITLE:		TITLE:	Agreement Officer

DATE:		DATE:	11/25/2013

[…*…] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1